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                                                                     EXHIBIT 5.1
                                                                ATTORNEYS AT LAW
                                                         1001 West Fourth Street
                                        Winston-Salem, North Carolina 27101-2400
KILPATRICK STOCKTON LLP                                  Telephone: 336.607.7300
                                                         Facsimile: 336.607.7505
                                                      Web site: www.kilstock.com


                                                                    FRANK MURPHY
March 30, 2000                                      E-MAIL: FMURPHY@KILSTOCK.COM
                                                       DIRECT DIAL: 336.607.7474




Krispy Kreme Doughnuts, Inc.
370 Knollwood Street
Winston-Salem, NC 27103


         RE:  KRISPY KREME DOUGHNUTS, INC.
              REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-92909)


Ladies and Gentlemen:

       At your request, we have examined the Registration Statement on Form S-1 File No. 333-92909, as amended (the "Registration Statement") filed by Krispy Kreme Doughnuts, Inc. (the "Company"), a North Carolina corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 3,000,000 shares of Common Stock, no par value per share, of the Company (the "Common Stock"), to be sold by the Company to the underwriters named in the Registration Statement (the "Underwriters") for resale by them to the public, together with an additional 450,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters by the Company.

       As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale, and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid, and nonassessable.




ATLANTA - AUGUSTA - BRUSSELS - CHARLOTTE - LONDON - MIAMI - RALEIGH - STOCKHOLM
- WASHINGTON - WINSTON-SALEM
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KILPATRICK STOCKTON LLP


KRISPY KREME DOUGHNUTS, INC.
March 30, 2000
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     We hereby consent to the use of this opinion as an exhibit to the
Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                             Yours truly,

                                             KILPATRICK STOCKTON LLP



                                             By:  /s/ R. Frank Murphy, II
                                                ----------------------------
                                                  R. Frank Murphy, II
                                                  Partner